UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2005

SOFTNET TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

000-07693
(Commission File Number)

Nevada                                    74-3035831
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

1 Anderson Road, Suite 105
Bernardsville, New Jersey  07924
(Address of Principal Executive Offices Including Zip Code)

Registrant's telephone number, including area code:   (908) 204-9911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 4, 2005, SoftNet Technology Corp. (the “Company”) filed a Current Report on Form 8-K reporting that on October 31, 2005, it entered into a Plan and Agreement of Reorganization (the “Agreement”) with Inspara, Inc., a Delaware corporation (“Inspara”).  Under the terms of the Agreement, Inspara will merge with and into the Company (the “Merger”).  Under the terms of the Agreement, the Merger was scheduled to close no later than November 29, 2005.  On December 1, 2005, the Company filed a Current Report on Form 8-K reporting that the Company and Inspara had agreed to extend the closing date of the Merger to December 15, 2005.

The Company and Inspara have agreed to extend the closing date of the Merger to January 18, 2006.  Inspara has scheduled a meeting of its shareholders to take place on January 16, 2006, for the purpose of approving the Merger.  All other terms of the Agreement remain unchanged and in full force and effect.  See the Company’s Current Report on Form 8-K filed on November 4, 2005, and the Company’s Current Report on Form 8-K filed on December 1, 2005 for a summary of additional terms of the Merger.

Item 9.01 Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired: Not Applicable
(b)    Pro Forma Financial Information: The required pro forma financial information will be filed with an amendment to this report within the time period required by
         Item 9.01(b)(ii)
(c)     Exhibits: The following exhibits are included as part of this report

Exhibit No.	Description
2	Incorporated by reference to Registrant’s Current Report on Form 8-K filed on November 4, 2005.

SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2005

                                                                                    SOFTNET TECHNOLOGY CORP.

                                                                                    By:       _/s/ _James Farinella___________________
                                                                                                James Farinella
                                                                                                Chairman, Chief Executive Officer and President